UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

B. Riley Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400 Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2017, B. Riley Financial, Inc. (the “Company”) entered into a supplemental indenture (the “Third Supplemental Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), further supplementing the indenture dated as of November 2, 2016 (the “Base Indenture”), as previously supplemented by a First Supplemental Indenture dated as of November 2, 2016 (the “First Supplemental Indenture”) and a Second Supplemental Indenture dated as of May 31, 2017 (the “Second Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) among the Company and the Trustee.

The Indenture establishes the form and, provides for the issuance, of a series of the Company’s senior notes designated as its 7.25% Senior Notes due 2027, in an initial aggregate principal amount of $70,000,000 (the “Firm Notes”) plus an additional $10,500,000 aggregate principal amount of the Notes to cover underwriter overallotments (the “Additional Notes” and together with the Firm Notes, the “Notes”). The Notes were issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-221715) initially filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2017, and declared effective by the Commission on November 29, 2017 (the “Registration Statement”).

The Notes will be senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries, including trade payables. The Notes will bear interest at the rate of 7.25% per annum. Interest on the Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on January 31, 2018. The Notes will mature on December 31, 2027.

The Company may, at its option, at any time and from time to time, on or after December 31, 2020, redeem the Notes at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued, but excluding, the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes.

The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the Notes may declare the entire amount of the Notes, together with accrued and unpaid interest, if any, to be immediately due and payable. In the case of an event of default involving the Company’s bankruptcy, insolvency or reorganization, the principal of, and accrued and unpaid interest on, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Notes, become due and payable.

The foregoing description of the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and the form of Note which is attached as an exhibit to the Third Supplemental Indenture. A copy of the Third Supplemental Indenture and the form of Note are attached to this Current Report on Form 8-K as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference and into the Registration Statement. Copies of the Base Indenture and First Supplemental Indenture are attached to the Current Report on Form 8-K, filed with the Commission on November 2, 2016, as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference and into the Registration Statement. A copy of of the Second Supplemental Indenture is attached to the Current Report on Form 8-K, filed with the Commission on May 31, 2017, as Exhibit 4.1, and is incorporated herein by reference and into the Registration Statement.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Morrison & Foerster LLP relating to the validity of the Notes that may be sold in the offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On December 13, 2017, the Company issued a press release announcing the closing of the offering.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Third Supplemental Indenture, dated as of December 13, 2017, by and between the Company and U.S. Bank National Association, as Trustee.
4.2	Form of 7.25% Senior Note due 2027 (included in Exhibit 4.1).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

99.1	Press release, dated December 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2017	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer & Chief Operating Officer